Exhibit 21
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        Direct and Indirect Subsidiaries of Commonwealth Industries, Inc.


              Name                              Jurisdiction of Incorporation
              ----                              -----------------------------

     Commonwealth Financing Corp. (1)                           Delaware

     CA Lewisport, LLC (2)                                      Delaware

     Commonwealth Aluminum Sales Corporation (3)                Delaware

     Commonwealth Aluminum Lewisport, LLC (7)                   Delaware

     Commonwealth Aluminum Metals, LLC (6)                      Delaware

     CI Holdings, LLC (2)                                       Delaware

     Commonwealth Aluminum Scottsboro, Inc. (1)                 Delaware

     Alflex Corporation (4)                                     Delaware

     Commonwealth Aluminum Concast, Inc. (4)                    Ohio

     Commonwealth Aluminum Tube Enterprises, LLC (5)            Delaware

     Commonwealth Aluminum, LLC (8)                             Delaware
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         (1)  Subsidiary of Commonwealth Industries, Inc.

         (2)  Limited Liability Company 100% owned by Commonwealth Industries,
              Inc.

         (3)  Subsidiary of CA Lewisport, LLC.

         (4)  Subsidiary of CI Holdings, LLC.

         (5) Limited Liability Company 100% owned by Commonwealth Aluminum Concast, Inc.

         (6) Limited Liability Company 100% owned by Commonwealth Aluminum Lewisport, LLC.

         (7) Limited Liability Company 73% owned by CA Lewisport, LLC and 27% owned by Commonwealth Aluminum, LLC.

         (8) Limited Liability Company 100% owned by Commonwealth Aluminum Concast, Inc.